                                                                     Exhibit (s)

                                     FORM OF

                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints

                                     JIM VOS
                                  STACIE YATES
                                 MICHAEL CACCESE
                                 GEORGE ZORNADA

and each of them, with full power to act without the other, as true and lawful attorneys-in-fact and agents, with full and several power of substitution, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission, any amendment to the registration statements of CSFB Alternative Capital Multi-Strategy Fund, LLC, CSFB Alternative Capital Event Driven Fund, LLC, CSFB Alternative Capital Long/Short Equity Fund, LLC, CSFB Alternative Capital Relative Value Fund, LLC, CSFB Alternative Capital Tactical Trading Fund, LLC, CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC, CSFB Alternative Capital Event Driven Institutional Fund, LLC, CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC, CSFB Alternative Capital Relative Value Institutional Fund, LLC, CSFB Alternative Capital Tactical Trading Institutional Fund, LLC, CSFB Alternative Capital Multi-Strategy Master Fund, LLC, CSFB Alternative Capital Event Driven Master Fund, LLC, CSFB Alternative Capital Long/Short Equity Master Fund, LLC, CSFB Alternative Capital Relative Value Master Fund, LLC and CSFB Alternative Capital Tactical Trading Master Fund, LLC (the "Funds"), to file any request for exemptive relief from state and federal regulations, to file the prescribed notices in the various states regarding the sale of shares of the Funds, to perform on behalf of the Funds any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any such state, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 9th day of March 2005.

/s/ Philip B. Chenok                                 /s/ Jim Vos
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/s/ Charles A. Hurly                                 /s/ Karin B. Bonding
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